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CUSIP No. 784723 10 8                 13D                           Page 7 of 7

                                                                    EXHIBIT 99.1

                       JOINT FILING AGREEMENT PURSUANT TO
     RULE 13D-1(k)(1) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

         Each of the undersigned hereby agrees to be included in the joint filing of the Amendment to Schedule 13D dated April 1, 2004 with respect to his or its beneficial ownership of shares of common stock of SSP Solutions, Inc., a Delaware corporation.

Dated: April 1, 2004

                                  /s/ Kris Shah
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                                   (Signature)

                       Kris Shah, Trustee of the Kris and
                          Geraldine Shah Family Trust
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                                  (Name/Title)


                                  /s/ Kris Shah
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                                   (Signature)

                            Kris Shah, an individual
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                                  (Name/Title)